Exhibit 3.2
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PATTERN GROUP INC.
Pattern Group Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 18, 2020 under the name Covalent Group, Inc.
2. This Amended and Restated Certificate of Incorporation, as it may be amended, restated or otherwise modified from time to time, including the terms of any certificate of designations of any series of preferred stock (the “Certificate of Incorporation”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation, as heretofore amended, and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
3. The text of the Certificate of Incorporation is hereby amended, restated and integrated in its entirety to provide as follows:
ARTICLE I
The name of the Corporation is Pattern Group Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
The total number of shares of capital stock that the Corporation shall have authority to issue is 2,500,000,000, which shall consist of two classes as follows: (a) 2,300,000,000 shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), which class of Common Stock shall be subdivided into two series consisting of (i) 2,200,000,000 shares designated as Series A common stock (the “Series A Common Stock”) and (ii) 100,000,000 shares designated as Series B common stock (the “Series B Common Stock”); and (b) 200,000,000 shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).
Immediately upon the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), (a) each share of the Corporation’s Common Stock, par value $0.001 per share, that is issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Common Stock”), including shares of Old Common Stock issued in connection with the automatic conversion of the Corporation’s Series A Preferred Stock, $0.001 par value (“Old Series A Preferred Stock”), and Series B Preferred Stock, $0.001 par value (“Old Series B Preferred Stock”), that occurred immediately prior to the Effective Time in connection with the Corporation’s Qualified IPO and after giving effect to the Series B Preferred

Special Conversion Ratio, which was 1 to [●], shall, automatically and without any further action by the Corporation or any stockholder, be reclassified as, and shall become, one validly issued, fully paid and non-assessable share of Series A Common Stock, (b) each share of the Corporation’s Founder Non-Voting Preferred Stock, par value $0.001 per share, that is issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Founder Non-Voting Preferred Stock”) shall, automatically and without any further action by the Corporation or any stockholder, be reclassified as, and shall become, [●] validly issued, fully paid and non-assessable share of Series A Common Stock (after giving effect to the Founder Preferred Special Conversion Ratio) and (c) each share of the Corporation’s Founder Voting Preferred Stock, par value $0.001 per share, that is issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Founder Voting Preferred Stock”) shall, automatically and without any further action by the Corporation or any stockholder, be reclassified as, and shall become, [●] validly issued, fully paid and non-assessable shares of Series B Common Stock (after giving effect to the Founder Preferred Special Conversion Ratio) (together, the “Reclassification”). Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (or shares of Old Series A Preferred Stock or Old Series B Preferred Stock that were automatically converted into Old Common Stock prior to the Effective Time), Founder Non-Voting Preferred Stock or Founder Voting Preferred Stock (an “Old Certificate”) shall, from and after the Effective Time, be deemed to represent the number of shares of Series A Common Stock or Series B Common Stock, respectively, as to which such shares have been reclassified pursuant to the Reclassification; provided, however, any holder of an Old Certificate may surrender the Old Certificate to the Corporation and such holder’s shares shall thereafter be issued in uncertificated form. Except with respect to the Founder Non-Voting Preferred Stock or Founder Voting Preferred Stock, the Reclassification shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, the Old Common Stock and all references to the Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of the Old Common Stock shall be deemed to be references to the Series A Common Stock or options or rights to purchase or acquire shares of Series A Common Stock, as the case may be. As used in this Certificate of Incorporation, the terms “Qualified IPO”, “Series B Preferred Special Conversion Ratio” and “Founder Preferred Special Conversion Ratio” have the meanings given to such terms in the Corporation’s amended and restated certificate of incorporation in effect immediately prior to the Effective Time.
No fractional shares shall be issued upon the Reclassification. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Series A Common Stock or Series B Common Stock, as applicable, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such Reclassification shall be determined on the basis of the total number of shares of Founder Voting Preferred Stock or Founder Non-Voting Preferred Stock held by the holder at the time of reclassification hereby into Series B Common Stock or Series A Common Stock, as applicable, and the aggregate number of shares of Series A Common Stock or Series B Common Stock issuable upon such reclassification.
Except as otherwise provided in any certificate of designation of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding) without a separate class vote of the holders of Common Stock or Preferred Stock,irrespective of the provisions of Section 242(b)(2) of the DGCL.
The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK
Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Certificate of Incorporation (including any certificate of designation of any series of Preferred Stock):
1. Voting Rights.
(a) General Right to Vote Together. Except as otherwise expressly provided herein or required by applicable law, the holders of Series A Common Stock and Series B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders.
(b) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Series A Common Stock shall be entitled to one (1) vote for each such share held by such holder, and each holder of Series B Common Stock shall be entitled to twenty (20) votes for each such share held by such holder. Notwithstanding the foregoing, except as otherwise required by law, holders of shares of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of the Preferred Stock or one or more outstanding series thereof if the holders of such Preferred Stock or series thereof are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL.
2. Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Series A Common Stock and Series B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:
(a) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of any Distribution, Distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Shares of Series A Common Stock and Series B Common Stock shall be treated equally and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series; provided, however, that in the event a Distribution is paid in the form of Series A Common Stock or Series B Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be), then holders of Series A Common Stock shall receive Series A Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be) and holders of Series B Common Stock shall receive Series B Common Stock (or Rights to acquire, or securities convertible into or exchangeable for, such stock, as the case may be) and such Distribution shall be deemed equal and ratable so long as such Distribution is paid or distributed ratably on a per share basis.
(b) Subdivision or Combination. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Series A Common Stock or Series B Common Stock, then the outstanding shares of the other such series will be concurrently subdivided, combined or reclassified in the same proportion and manner to maintain the same proportionate equity ownership between the holders of the outstanding Series A Common Stock and Series B Common Stock on the record date or effective date for such subdivision, combination or reclassification, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series.

(c) Equal Treatment in a Change of Control or any Merger Transaction. In connection with any Change of Control Transaction, shares of Series A Common Stock and Series B Common Stock shall be treated equally and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation (any such consideration, “Change of Control Consideration”), provided, however, that the holders of shares of such series may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Change of Control Transaction if (1) the only difference in the per share consideration to the holders of the Series A Common Stock and Series B Common Stock is that any securities distributed to the holders of, or issuable upon the conversion of, a share of Series B Common Stock have twenty (20) times the voting power of any securities distributed to the holder of, or issuable upon the conversion of, a share of Series A Common Stock or (2) such different or disproportionate treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series; provided, however, for the avoidance of doubt, Change of Control Consideration shall not be deemed to include any consideration paid to or received by a person who is a holder of Series A Common Stock and/or Series B Common Stock, as applicable, pursuant to (x) any employment, consulting, severance or other compensatory arrangement (including, without limitation, any equity-based or cash compensatory award or payment) whether or not entered into in connection with such Change of Control Transaction or (y) a negotiated agreement between a holder of Series A Common Stock and/or Series B Common Stock, as applicable, with any counterparty (or affiliate thereof) to a Change of Control Transaction wherein such holder is contributing, selling, transferring or otherwise disposing of shares of the Corporation’s capital stock to such counterparty (or affiliate thereof) as part of a “rollover” or similar transaction that is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and that is in connection with such Change of Control Transaction. Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall, in addition to any approval otherwise required herein or by applicable law, require approval by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, each voting separately as a series, unless (i) the shares of Series A Common Stock and Series B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having equal and ratable rights to the shares of Series A Common Stock and Series B Common Stock, respectively.
3. Conversion of Series B Common Stock.
(a) Voluntary Conversion. Each one (1) share of Series B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Series A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation. Such written notice shall state therein the number of shares of Series B Common Stock being converted and the name or names in which the shares of Series A Common Stock are to be registered.
(b) Automatic Conversion. Each share of Series B Common Stock shall automatically, without any further action by the holder thereof, convert into one fully paid and nonassessable share of Series A Common Stock upon the earlier of:
(i) a Transfer of such share; provided, however, that no such automatic conversion shall occur in the case of a Transfer by a Series B Stockholder to any of the persons or entities listed in clauses (A) through (G) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Series B Stockholder and/or any other Permitted Transferee established by or for such Series B Stockholder:
(A) a trust for the benefit of such Series B Stockholder or persons other than the Series B Stockholder so long as the Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration to the Series B Stockholder (other than as a settlor or beneficiary of such trust) and, provided, further, that in the event such Series B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such trust, each share of Series B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Series A Common Stock;
(B) the beneficiaries or trustee of a trust; so long as the original grantor of the trust (the “Grantor”) is such Series B Stockholder and such Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, provided that in the event such Grantor no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock, each share of Series B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Series A Common Stock;
(C) a trust under the terms of which such Series B Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as the Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such trust; provided, however, that in the event such Series B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such trust, each share of Series B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Series A Common Stock;
(D) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Series B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code (or successor provision); provided that in each case such Series B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held in such account, plan or trust, and provided, further, that in the event the Series B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such account, plan or trust, each share of Series B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Series A Common Stock;
(E) a corporation, partnership or limited liability company in which such Series B Stockholder directly, or indirectly through one or more Permitted Transferees, own shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise have legally enforceable rights, such that the Series B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such corporation, partnership or limited liability company; provided, however, that in the event the Series B Stockholder no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Series B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Series B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Series A Common Stock;
(F) from a Founder or such Founder’s Affiliates to another Founder or such other Founder’s Affiliates;
(G) an Affiliate of a Series B Stockholder; provided, however, that the person or entity holding sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock being Transferred (the “Controlling Person”) retains, directly or indirectly, sole dispositive power and exclusive Voting Control with respect to the shares following such Transfer; provided, further, that in the event the Controlling Person no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Series B Common Stock Transferred to such Affiliate, each such share of Series B Common Stock Transferred to such Affiliate shall automatically convert into one (1) share of Series A Common Stock; or

(ii) the date specified by a written notice and certification request of the Corporation to the holder of such share of Series B Common Stock requesting a certification, in a form satisfactory to the Corporation, verifying such holder’s ownership of Series B Common Stock and confirming that a conversion to Series A Common Stock has not occurred pursuant to this Article IV, Section A(3), which date shall not be less than sixty (60) calendar days after the date of such notice and certification request; provided, however, that no such automatic conversion pursuant to this subsection (ii) shall occur in the case of a Series B Stockholder or its Permitted Transferees that furnishes a certification satisfactory to the Corporation prior to the specified date that such conversion to Series A Common Stock has not occurred pursuant to this Article IV, Section A(3).
(c) Conversion Upon Death or Incapacity of a Series B Stockholder. Each share of Series B Common Stock held of record by a Series B Stockholder who is a natural person or by such Series B Stockholder’s Permitted Transferees, shall automatically, without any further action by the holder thereof, convert into one (1) fully paid and non-assessable share of Series A Common Stock upon the death or Incapacity of such Series B Stockholder; provided, however, that such automatic conversion shall not occur if a Founder is the legal beneficiary of such Series B Stockholder’s or such Series B Stockholder’s Permitted Transferee’s estate or property that includes the Series B Common Stock and retains sole dispositive power and exclusive Voting Control over such shares of Series B Common Stock at the time of such Founder’s death or Incapacity (whether by proxy, voting agreement or otherwise, it being understood that such proxy or voting agreement in favor of the other Founder may be executed promptly following, and in no event later than ten (10) days after, such death or Incapacity by the legal representative of such Founder).
(d) Automatic Conversion of All Outstanding Series B Common Stock. Each one (1) share of Series B Common Stock shall automatically, without any further action by the holder thereof, convert into one (1) fully paid and nonassessable share of Series A Common Stock upon the earlier to occur of (i) the date specified by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series B Common Stock, voting as a single series and (ii) the date of the Founders Triggering Event. Following such conversion, the reissuance of any shares of Series B Common Stock shall be prohibited, and the Corporation shall take all necessary action to retire the shares of Series B Common Stock in accordance with Section 243 of the DGCL, including filing a certificate of retirement with the Secretary of State of the State of Delaware required thereby.
(f) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Series B Common Stock to Series A Common Stock in accordance with this Article IV, Section A(3) and the general administration of this dual series stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Series B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Series B Common Stock and to confirm that a conversion to Series A Common Stock has not occurred in accordance with Article IV, Section A(3)(b)(ii). A determination by the Board that a Transfer results in a conversion to Series A Common Stock shall be conclusive and binding.
(g) Immediate Effect of Conversion. In the event of a conversion of shares of Series B Common Stock to shares of Series A Common Stock pursuant to this Article IV, Section A(3), such conversion(s) shall be deemed to have been effective immediately prior to the close of business on the date that the Corporation’s transfer agent receives the written notice required under Section A(3)(a) of this Article IV, the time that the Transfer of such shares occurred under Section A(3)(b) of this Article IV, the time set forth in Section A(3)(c) of this Article IV upon the death or Incapacity of the Series B Stockholder, or the date specified in Section A(3)(d) of this Article IV, as applicable. Upon any conversion of Series B Common Stock to Series A Common Stock pursuant to this Article IV, Section A(3), all rights of the holder of such shares of Series B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s) representing the shares of Series A Common Stock) are to be issued shall be treated for all purposes as having become the record holder or holders of such number of shares of Series A Common Stock into which such shares of Series B Common Stock were converted. Shares of Series B Common Stock that are converted into shares of Series A Common Stock as provided in this Article IV, Section A(3) shall be retired and shall not be reissued.

(h) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Common Stock pursuant to this Article IV, Section A(3), such number of its shares of Series A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Common Stock into shares of Series A Common Stock.
4. No Further Issuances. Except for (i) a Distribution in Series B Common Stock payable in accordance with Article IV, Section A(2)(a), (ii) the issuance of Series B Common Stock pursuant to Rights to acquire, or securities convertible into or exchangeable for, such stock issued as a Distribution in accordance with Article IV, Section A(2)(a), or (iii) a subdivision or reclassification in accordance with Article IV, Section A(2)(b), the Corporation shall not at any time after the IPO Time issue any additional shares of Series B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Series B Common Stock, voting as a separate series.
5. No Impairment of Series B Common Stock Rights. From and after the IPO Time, so long as any Series B Common Stock remain outstanding, the Corporation shall not, without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series B Common Stock, voting as a single series, in addition to any other vote required by applicable law or this Certificate of Incorporation,
(a) directly or indirectly, whether by amendment, or through merger, conversion, transfer, domestication, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with, or otherwise alter, any provision of this Certificate of Incorporation relating to the voting, conversion or other rights, powers, preferences or restrictions of the Series B Common Stock;
(b) reclassify any outstanding shares of Series A Common Stock into shares having rights as to dividends or liquidation that are senior to the Series B Common Stock or, in the case of Series A Common Stock, the right to have more than one (1) vote for each share thereof, except as expressly provided herein or as required by law;
(c) issue any shares of Series B Common Stock (other than shares of Series B Common Stock over which one or more Founders shall have Voting Control or which shall be subject to a Founder Voting Proxy); or
(d) authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Series B Common Stock) having the right to more than one (1) vote for each share thereof.
B. PREFERRED STOCK
The Board or any authorized committee thereof is expressly authorized to provide by resolution or resolutions for, out of the unissued shares of Preferred Stock, the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate of designation pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V
The following terms, where capitalized in this Certificate of Incorporation, shall have the meanings ascribed to them in this Article V:
“Affiliate” means with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, managing member, officer, director or manager of such person and any venture capital, private equity, investment advisor or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management (or shares the same management, advisory company or investment advisor) with, such person.
“Change of Control Share Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power (assuming Series A Common Stock and Series B Common Stock each have one (1) vote per share) of the Corporation before such issuance to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the Corporation (assuming Series A Common Stock and Series B Common Stock each have one (1) vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation (assuming Series A Common Stock and Series B Common Stock each have one (1) vote per share).
“Change of Control Transaction” means (i) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, surviving entity or its parent (as applicable) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s, surviving entity’s or its parent’s (as applicable) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent (as applicable) immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, surviving entity or its parent (as applicable) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s, surviving entity’s or parent’s (as applicable) capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction;

(iv) any Change of Control Share Issuance; and (v) any transfer, domestication, continuance, conversion or other similar transaction of the Corporation other than a transfer, domestication, continuance, conversion or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the transferred, domesticated, continued or converted entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, the transferred, domesticated, continued or converted entity or its parent (as applicable) and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s, the transferred, domesticated, continued or converted entity’s or it parent’s (as applicable) capital stock, in each case as outstanding immediately after such transfer, domestication, continuance, conversion or other similar transaction, and the stockholders of the Corporation immediately prior to the transfer, domestication, continuance, conversion or other similar transaction own voting securities of the Corporation, the transferred, domesticated, continued or converted entity of its parent (as applicable) immediately following the transfer, domestication, continuance, conversion or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction.
“Disinterested Directors” means the Directors who have been determined by the Board to be disinterested with respect to a particular Incapacity or Change of Control Transaction, as applicable.
“Distribution” means (i) any dividend of cash, property or shares of the Corporation’s capital stock payable to holders of shares of the Corporation’s capital stock; and (ii) any distribution to holders of shares of the Corporation’s capital stock following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Founder” means each of David Wright and Melanie Alder.
“Founders Triggering Event” means the first to occur of either of the following:
(a)    The first date on which, for both Founders, the sum of (i) the number of Threshold Shares held by such Founder and (ii) the number of Threshold Shares held by such Founder’s Permitted Transferees is less than thirty percent (30%) of the sum of (x) the number of shares of Series B Common Stock held by such Founder and (y) the number of shares of Series B Common Stock held by such Founder’s Permitted Transferees, in each of cases (x) and (y), at 11:59 p.m., Mountain Time, on the date of the IPO Time; or
(b)    The first date on which a Founder Separation Event has occurred for both Founders.
“Founder Separation Event” means, with respect to a Founder, (a) the first occurrence of both of (i) such Founder is no longer actively involved in the business by providing services to the Corporation or any of its wholly-owned Subsidiaries, as an officer, employee, consultant or otherwise, and (ii) such Founder is no longer a director of the Corporation as a result of a voluntary resignation by such Founder from the Board or as a result of a written request or agreement by such Founder not to be renominated as a director of the Corporation at a meeting of stockholders; or (b) the death or Incapacity of such Founder.
“Incapacity” means that such holder is incapable of managing such holder’s financial affairs under the criteria set forth in the applicable probate code and such incapacity has lasted or can be expected to last for a continuous period of not less than twelve (12) months or is suffering from a condition that can be expected to result in death, in each case, as determined by a licensed medical practitioner jointly selected by a majority of the Disinterested Directors and such Founder or such Founder’s legal representative. In the event of a dispute regarding whether a Series B Stockholder has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

“Investors” means, collectively, the Knox Lane Investors, the KSV Investors and, individually, any of the foregoing.
“IPO” means the Corporation’s initial public offering of the Series A Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.
“IPO Time” means the closing of the IPO.
“Knox Lane Investors” means Knox Lane LP.
“KSV Investors” means KSV Pattern, LLC.
“Rights” means any option, warrant, restricted stock unit, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be the New York Stock Exchange or Nasdaq Global Select Market (or similar national quotation system of the Nasdaq Stock Market) (“Nasdaq”) or any successor exchange of either the New York Stock Exchange or Nasdaq.
“Series B Stockholder” means (i) the registered holder of a share of Series B Common Stock issued at or prior to the IPO Time and (ii) the registered holder of any shares of Series B Common Stock that are originally issued by the Corporation after the IPO Time.
“Threshold Shares” means, with respect to any person as of any time, the sum of (without duplication): (a) any shares of capital stock of the Corporation, including Series A Common Stock and Series B Common Stock, held by such person as of such time; and (b) any shares of capital stock of the Corporation, including Series A Common Stock and Series B Common Stock, underlying any securities (including restricted stock units, options or other convertible instruments) held by such person as of such time, whether such securities are vested or unvested, earned or unearned, or convertible into or exchangeable or exercisable for such shares of capital stock, as of such time or in the future.
“Trading Day” means any day on which the Securities Exchange is open for trading.
“Transfer” of a share of Series B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Series B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Series B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) granting a revocable proxy to officers or Directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting; (b) pledging shares of Series B Common Stock by a Series B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Series B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Series B Common Stock or other similar action by the pledgee shall constitute a “Transfer”; (c) the fact that, as of the IPO Time or at any time after the IPO Time, the spouse of any Series B Stockholder possesses or obtains an interest in such holder’s shares of Series B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Series B Common Stock (and provided that any transfer of shares by any holder of shares of Series B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Series B Common Stock unless otherwise exempt from the definition of Transfer); (d) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Series B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale; (e) granting a proxy by a Founder or a Founder’s Permitted Transferees to a person designated by the Board to exercise Voting Control of shares of Series B Common Stock owned directly or indirectly, beneficially and of record, by such Founder or such Founder’s Permitted Transferees, or over which such Founder has Voting Control pursuant to a proxy or voting agreements then in place, effective either (I) on the death of such Founder or (II) during any Incapacity of such Founder, including the exercise of such proxy by the person designated by the Board; (f) entering into a (I) support, voting, tender or similar agreement, or arrangement (with or without granting a proxy) or (II) a “rollover” or similar agreement or arrangement that, in each case, is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and is in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors); or (g) any grant of a proxy to, or entering into a voting agreement or similar arrangement with, any Founder or Founder Affiliate.
“Voting Control” with respect to a share of Series B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Series B Common Stock by proxy, voting agreement, or otherwise; provided, however, that the following shall not be considered a loss or other diminishment of “Voting Control”: (a) granting a revocable proxy to officers or Directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting; (b) pledging shares of Series B Common Stock by a holder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the holder continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares of Series B Common Stock or other similar action by the pledgee shall constitute a loss of “Voting Control”; (c) the fact that, as of the IPO Time or at any time after the IPO Time, the spouse of any holder possesses or obtains an interest in such holder’s shares of Series B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a loss of “Voting Control” of such shares of Series B Common Stock (and provided that any transfer of voting control over shares held by any holder of shares of Series B Common Stock to such holder’s spouse, including a transfer of voting control in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a loss of “Voting Control” of such shares of Series B Common Stock unless otherwise provided herein); (d) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, however, that a sale of such shares of Series B Common Stock pursuant to such plan shall constitute a loss of “Voting Control” at the time of such sale; (e) granting a proxy by a Founder or a Founder’s Permitted Transferees to a person designated by the Board to exercise Voting Control of shares of Series B Common Stock owned directly or indirectly, beneficially and of record, by such Founder or such Founder’s Permitted Transferees, or over which such Founder has Voting Control pursuant to a proxy or voting agreements then in place, effective either (I) on the death of such Founder or (II) during any Incapacity of such Founder, including the exercise of such proxy by the person designated by the Board; (f) entering into a (I) support, voting, tender or similar agreement, or arrangement (with or without granting a proxy) or (II) a “rollover” or similar agreement or arrangement that, in each case, is approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors) and is in connection with a Change of Control Transaction; provided, however, that such Change of Control Transaction was approved by a majority of the Disinterested Directors then in office (or a committee of the Board comprised of Disinterested Directors); or (g) any grant of a proxy to, or entering into a voting agreement or similar arrangement with, any Founder or Founder Affiliate (“Founder Voting Proxy”).
“Voting Threshold Date” means the first date on which the outstanding shares of Series B Common Stock represent less than 50% of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

ARTICLE VI
STOCKHOLDER ACTION
1. Action without Meeting. Subject to the rights of the holders of any shares of Preferred Stock, before the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s capital stock entitled to vote thereon were present and voted and is delivered to the Corporation in accordance with applicable law. Subject to the rights, if any, of the holders of shares of any series of Preferred Stock, from and after the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a consent of stockholders in lieu thereof.
2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of shares of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board or the Chairman of the Board, and special meetings of stockholders may not be called by any other person or persons; provided, however, before the Voting Threshold Date, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be promptly called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% of the total voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.
ARTICLE VII
DIRECTORS
1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board except as otherwise provided herein or required by law.
2. Number of Directors; Term of Office. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VII relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the number of directors of the Corporation (the “Directors”) shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The term of office of the initial Class I Directors shall expire at the first annual meeting of stockholders following the IPO Time. The term of office of the initial Class II Directors shall expire at the second annual meeting of stockholders following the IPO Time. The term of office of the initial Class III Directors shall expire at the third annual meeting of stockholders following the IPO Time. The Board is authorized to assign members of the Board already in office to such classes at the time the classification of the Board becomes effective. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. There shall be no cumulative voting in the election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) so provide.
Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect additional Directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation including any certificate of designation applicable to such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional Directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding any other provision of this Certificate of Incorporation, except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director shall thereupon cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors of the Corporation shall automatically be reduced accordingly.
3. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board relating thereto, any and all vacancies and newly created directorships in the Board, however occurring, including, without limitation, by reason of an increase in the size of the Board, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, or by a sole remaining Director, and not by the stockholders; provided, however, before the Voting Threshold Date, any and all such vacancies and newly created directorships in the Board shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, by a sole remaining Director or by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors. Any Director appointed in accordance with this Article VII, Section 3 shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until such Director’s earlier resignation, disqualification, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned. In the event of a vacancy in the Board, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.
4. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director may be removed from office with or without cause by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors; provided, however, after the Voting Threshold Date, any Director may be removed from office (i) only for cause and (ii) only by the affirmative vote of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock then entitled to vote at an election of Directors.
ARTICLE VIII
LIMITATION OF LIABILITY
1. Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended from time to time, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of such Director’s fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
2. Officers. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended from time to time, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of such Officer’s fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article VIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service by the delivery of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
3. Amendment or Modification. Any amendment, repeal or modification of this Article VIII or any amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification.
ARTICLE IX
AMENDMENT OF BYLAWS
1. Amendment by Directors. Except as otherwise provided by law, the Bylaws may be adopted, amended or repealed by the Board.
2. Amendment by Stockholders. The Bylaws also may be adopted, amended or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation (including any series of Preferred Stock) required by law or by this Certificate of Incorporation, (i) before the Voting Threshold Date, the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required for the stockholders of the Corporation to adopt, amend or repeal the Bylaws and (ii) after the Voting Threshold Date, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required for the stockholders of the Corporation to adopt, amend or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE X
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock designation, after the Voting Threshold Date, an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3)% of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required, in each case, to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article VI, Article VII, Article VIII, Article IX and this Article X, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). For the avoidance of doubt, the provisions of Sections 242(d)(1) and (d)(2) of the DGCL shall apply to the Corporation.
ARTICLE XI
COMPETITION AND CORPORATE OPPORTUNITIES
In recognition and anticipation that (i) certain directors, principals, members, officers, associated funds, employees and/or other representatives of one or more of the Investors and their respective Affiliates may serve as directors, officers or agents of the Corporation, (ii) one or more of the Investors and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and/or transactions and/or matters that may be an investment or corporate or business opportunity or offer a prospective economic or competitive advantage in which the Corporation or any of its controlled Affiliates, directly or indirectly, could have an interest or expectancy, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve one or more of the Investors, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
None of (i) an Investor or any of its Affiliates or (ii) any Non-Employee Director (the Persons (as defined below) identified in clauses (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in this Article XI. In the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.
Notwithstanding the foregoing provisions, the Corporation does not renounce its interest in any corporate opportunity offered to any director or officer of the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation, and the provisions of this Article XI shall not apply to any such corporate opportunity. The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom and the

Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation.
In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
For purposes of this Article XI, (i) “Affiliate” shall mean (a) in respect of any Investor, any Person that, directly or indirectly, is controlled by such Investor, controls such Investor or is under common control with such Investor and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation ; (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity; and (iii) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.
To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI. Neither the alteration, amendment, addition to or repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this [__]th day of [__], 2025.

PATTERN GROUP INC.

By:
Name:	David Wright
Title:	President and Chief Executive Officer